                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY

                              SERVICES AGREEMENT

     This Services Agreement ("Agreement") is entered into as of September 30,
                               ---------
1999 by and among Infonet Services Corporation, a company organized under the laws of the State of Delaware, U.S.A. ("ISC"), AUCS Communications Services
                                        ---
v.o.f., a general partnership organized under the laws of The Netherlands

("AUCS"), as herein represented by AUCS N.V. (as hereinafter defined), AUCS
  ----
Communications Services N.V., a company organized under the laws of The Netherlands, ("AUCS N.V.", and AUCS and AUCS N.V. collectively together with all of their direct and indirect subsidiaries, the "AUCS Entities" and each an "AUCS
                                                -------------               ----
Entity"), Unisource N.V., a company organized under the laws of The Netherlands
------
("Unisource"), Unisource Pan-European Services B.V., a company organized under
  ---------
the laws of the Netherlands ("Unisource Sub"), Briap B.V., a company organized
                              -------------
under the laws of the Netherlands ("Unisource Nominee"), Telia AB, a company
                                    -----------------
organized under the laws of Sweden ("Telia"), KPN Telecom B.V., a company
                                     -----
organized under the laws of The Netherlands ("KPN"), and Swisscom AG, a company
                                              ---
organized under the laws of Switzerland ("Swisscom" and together with Telia and
                                          --------
KPN, the "Indirect AUCS Stockholders") (each a "Party", and collectively the
          --------------------------            -----
"Parties").
--------

     WHEREAS, Infonet desires to purchase Services (as defined below) from AUCS;

     WHEREAS, AUCS desires to sell to Infonet the Services on the terms and for the prices set forth in this Agreement;

     WHEREAS, in order to induce ISC to enter into this Agreement, the Indirect AUCS Stockholders desire to guarantee that AUCS will exist and be able to perform its obligations hereunder; and

     WHEREAS, all Exhibits to this Agreement are incorporated herein by reference.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, the Parties agree as follows:

1.   DEFINITIONS

     As used throughout this Agreement, the following shall have the meanings set forth below unless otherwise indicated:

        1.1 "Infonet" shall mean, collectively, (i) ISC, (ii) each current or future corporation or entity owned or under the common control of ISC, (iii) any of ISC's current or future subsidiaries, and (iv) any current or future corporate entity (or subsidiary thereof) whose primary business is to conduct data communications or other related activities, and such entity has entered into a legal relationship with ISC or any of its affiliates whereby such corporation has the right to conduct business under the trademark and tradename of "Infonet", which entities, as of the date of this Agreement, are listed in Exhibit B, as it may be amended from time to time by ISC upon notice to Unisource and consent of Unisource which will not be unreasonably withheld or delayed.

        1.2   "Services" shall mean the services set forth on Exhibit A.

        1.3 "Arbitration Rules" shall mean the rules of the LCIA in accordance with which any LCIA arbitration will be conducted, or such amended rules as the LCIA may have adopted hereafter to take effect before the commencement of the arbitration.

        1.4    Other Definitions.  In this Agreement, the capitalized terms
               ------------------
listed below shall have the meanings given to them in the Sections of this Agreement cross referenced below.

          "Agreement"                shall have the meaning set forth in the
                                     Introduction;

          "Arbitrators"              shall have the meaning set forth in
                                     Section 11.4.3;

          "Arbitration Rules"        shall have the meaning set forth in
                                     Section 1.3;

          "AUCS"                     shall have the meaning set forth in the
                                     Introduction;

          "AUCS Entity"              and "AUCS Entities" shall have the meaning
                                     set forth in the Introduction;

          "AUCS N.V."                shall have the meaning set forth in the
                                     Introduction;

          "Effective Date"           shall have the meaning set forth in
                                     Section 4.1;

          "Guarantors"               shall have the meaning set forth in
                                     Section 10;

          "Indirect AUCS             shall have the meaning set forth in the
           Stockholders"             Introduction;

          "Infonet"                  shall have the meaning set forth in
                                     Section 1.1;

          "ISC"                      shall have the meaning set forth in the
                                     Introduction;

          "KPN"                      shall have the meaning set forth in the
                                     Introduction;

          "LCIA"                     shall have the meaning set forth in
                                     Section 11.4.2;

          "Losses"                   shall have the meaning set forth in Section
                                     7;

          "Parties"                  shall have the meaning set forth in the
                                     Introduction;

          "Party"                    shall have the meaning set forth in the
                                     Introduction;

          "Services"                 shall have the meaning set forth in Section
                                     1.2;

          "Swisscom"                 shall have the meaning set forth in the
                                     Introduction;

          "Telia"                    shall have the meaning set forth in the
                                     Introduction;

          "Term"                     shall have the meaning set forth in
                                     Section 4.1;

          "Unisource"                shall have the meaning set forth in the
                                     Introduction;

          "Unisource Nominee"        shall have the meaning set forth in the
                                     Introduction;

          "Unisource Sub"            shall have the meaning set forth in the
                                     Introduction;

2.  SALE OF SERVICES

        2.1 AUCS agrees to sell to Infonet and Infonet shall have the non-transferable right to purchase the Services set forth on Exhibit A.

        2.2 A commercially workable ordering procedure for the Parties concerned will be put in place for processing orders of Services. The Indirect AUCS Stockholders will respectively cooperate fully using reasonable efforts to enable completion of the implementation of, and migration of contracts into, "Project Resolve" as described by AUCS by the end of January 2000.

3.   RATES FOR SERVICES

        3.1 AUCS shall supply to Infonet all Services requested by Infonet at the prices and upon the terms and conditions set forth in Exhibit A; provided, however, that for individually specified, identified and invoiced items such as (without limitation) leased lines, hardware, or any other items or service for which AUCS must pay a third party will be provided at prices not to exceed the cost actually paid by AUCS to the third party provider. AUCS may charge a mark-up on such services to the extent that such a mark-up is currently charged to or agreed by the relevant distributor.

        3.2 The price for services which are not set forth in Exhibit A shall be negotiated on a case-by-case basis and on an arm's length basis. Not more than once in any calendar year, Unisource may, at its own cost and expense, appoint an independent external auditor to perform a review of the parties' compliance with the preceding sentence. If the auditor determines that there has been any material non-compliance with this Section 3.2, the Parties shall renegotiate the non-complying prices on an arm's length basis in compliance with this Agreement.

4.  TERM AND TERMINATION

        4.1 This Agreement shall become effective as of October 01, 1999, 00:01a.m.(the "Effective Date") and shall remain in effect until terminated in accordance with Section 4.2 and Section 4.3 (the "Term").
                                                  ----

        4.2 Any Party may terminate this Agreement (i) upon 180 days written notice to the other Parties, or (ii) upon written notice, if an order is made or a resolution is passed for the winding up of ISC or any AUCS Entity or if an order is made for the appointment of an administrator to manage the affairs, business and property of ISC or any AUCS Entity or if a receiver is appointed over any of ISC's or any AUCS Entity's assets or undertaking or if circumstances arise which entitle a court or a creditor to appoint a receiver or manager or which entitle a court to make a winding-up order or if ISC or any AUCS Entity takes or suffers any similar or analogous action in consequence of debt.

        4.3 AUCS shall have the right to terminate this Agreement on 30 days written notice to ISC if any payment due under Section 5 is more than 30 days overdue for payment and there is no bona fide dispute between the Parties as to the amount payable.

5.  BILLING AND PAYMENT PROCESS

     On a monthly basis, AUCS shall deliver to ISC a monthly invoice listing the charges and applicable taxes payable by Infonet for provision of the Services, rendered in the previous month, provided pursuant to this Agreement. ISC shall pay the AUCS Invoice within 60 days of receipt provided that, on the first anniversary of the Effective Date, the payment period shall be reviewed by the Parties with a view to reducing it to 45 days from receipt of invoices. ISC is expressly responsible for paying AUCS regardless of whether or not its customers have paid for their use of the applicable Services.

6.  WARRANTIES AND UNDERTAKINGS

        6.1 Each Party other than AUCS NV and AUCS represents, warrants, and undertakes to the other that as of the date of this Agreement and at all times during the Term, it has the right, power, authority, and ability to execute, deliver and perform this Agreement, and is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would in any material way interfere or conflict with its expressly stated obligations under this Agreement.

        6.2 Each of AUCS NV and AUCS represent and warrant to ISC that as of the date of this Agreement, it has the right, power, authority, and ability to execute, deliver and perform this Agreement, and are under no obligation or restriction that does or would in any material way interfere or conflict with their expressly stated obligations under this Agreement.

7.  INDEMNIFICATION

     AUCS hereby agrees to be solely responsible for the performance of its acts, duties and responsibilities under this Agreement, and for the acts, duties and responsibilities of its officers, employees, and agents; and AUCS further agrees to indemnify Infonet, its officers, employees and agents, and to hold harmless Infonet, its officers, employees and agents, and at AUCS's expense, to defend Infonet, its officers, employees, and agents, from and against any third party claims, demands, causes of action, loss, cost and expense (collectively "Losses"), arising from, in connection with or based upon the actions or omissions of AUCS, its officers, employees or agents, under (i) this Agreement or (ii) any distribution agreements pursuant to which Infonet is reselling any of the services, provided that AUCS will not be liable to Infonet, its officers, employees and agents pursuant to this Section 7, (i) unless the amount otherwise due to Infonet in a claim exceeds Euro 25,000 and (ii) if, but only to the extent that such losses are incurred as a result of any willful misconduct or negligence on the part of ISC.

8.  USE OF TRADEMARKS

        8.1 AUCS shall grant to Infonet, for the Term, a limited right to use any and all trademarks identifying AUCS as the provider of Services to customers. AUCS grants Infonet the right to give authorization to third parties to use said trademarks in connection with the provision of the Services, if so required.

        8.2 Each Party shall exercise commercially reasonable care in the use of the trademarks of the other Parties in order to protect such other Party's ownership and right in the trademarks, including, without limitation, on request of the Party owning such trademark, identification of such Party as the owner thereof in an appropriate manner adjacent to the actual description of the mark on the subject materials.

        8.3 The use of the trademarks, and approval thereof, shall in no way invest any title, right, or other ownership interest in ISC of AUCS's trademarks.

        8.4 The use of the trademarks, and approval thereof, shall in no way invest any title, right, or other ownership interest in AUCS of ISC's trademarks.

        8.5 No Party shall be entitled to register the mark of another Party as a trademark, tradename, service mark or domain name in any country or territory worldwide.

9.  DOCUMENTATION AND MARKETING MATERIALS

     AUCS shall supply as reasonably requested by Infonet, current end-user documentation, system specifications, interface specifications, product descriptions, and any and all other materials furthering the understanding, selling, marketing, promoting, distributing, and supporting of Services.

     Prices for specialized documentation will be negotiated on a case-by-case basis. Each Party agrees to observe requirements of confidentiality of the other Parties and third parties and the standards of proper copyright and any other proprietary notices with respect to the use of materials as referred to in this
Section 9.

10.  GUARANTEE

        10.1 In consideration of ISC entering into this Agreement, the Indirect AUCS Stockholders (the "Guarantors") hereby severally unconditionally guarantee to ISC and its successors, transferees and assigns the due and punctual performance and observance by the AUCS Entities of all the AUCS Entities' obligations and the punctual discharge by the AUCS Entities of all the AUCS Entities' liabilities to Infonet or and/or any other Parties contained in or arising under this Agreement, arising out of the insolvency of the AUCS Entities or arising under any other circumstances which cause the AUCS Entities to be unable to perform their contractual obligations under this Agreement, provided that such failure by the AUCS Entities to comply with their obligations under this Agreement shall not have been a direct result of any action taken by ISC.

        10.2  As an independent and primary obligation, without prejudice to
Section 10.1, the Guarantors hereby unconditionally and irrevocably agree to indemnify and keep indemnified ISC against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by Infonet arising from failure of any AUCS Entity to comply with any of its material obligations or discharge any of its liabilities under this Agreement or arising from the termination of this Agreement or by reason of the AUCS Entities not being at any time, or ceasing to be, liable in respect of the obligations and liabilities purported to be assumed by them in accordance with the express terms of this Agreement, provided that such failure by the AUCS Entities to comply with their obligations under this Agreement shall not have been a direct result of any action taken by ISC.

        10.3 The guarantee and indemnity contained in this Section 10 shall be a continuing guarantee and indemnity and shall continue in full force and effect until all liabilities or purported liabilities of the AUCS Entities arising under, and all monies owing or payable or purported to be owing or payable by the AUCS Entities under this Agreement or arising from any termination of this Agreement, have been paid, discharged or satisfied in full and notwithstanding any insolvency or winding up of any AUCS Entity or any change in the status of any AUCS Entity.

        10.4 The Guarantors shall not be exonerated or discharged nor shall their liability be affected by any forbearance, whether as to payment, time, performance or otherwise howsoever, or by any other indulgence being given to any AUCS Entity or by any variation of the terms of this Agreement or by any act, thing, omission or means whatever which, but for this provision, might operate to exonerate or discharge the Guarantors from their obligations under the guarantee and indemnity contained in this Section 10.

11.  GENERAL PROVISIONS

        11.1  Export Control Laws. The Parties agree to comply with all laws and
              -------------------
regulations governing or otherwise applicable to the import, export, sale or marketing of Services, including without limitation all laws and regulations governing competition, restrictive practices and sales of the Services. Neither Party shall knowingly combine with, aid or assist anyone to violate any such law or regulation.

        11.2  Assignment.  No Party shall assign this Agreement in whole or in
              ----------
part, nor any interest herein without the written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

        11.3  Severability.  If any term, provision, covenant or condition of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        11.4  Governing Law.
              -------------

                11.4.1 This Agreement shall be governed by and construed under English law, without reference to the choice of law provisions thereof. Accordingly any dispute arising out of or having any connection with this Agreement shall be decided exclusively in accordance with English law; provided
                                                                       --------
that all such disputes shall be referred, in the first instance, to the respective chief executive officers of respective Parties concerned for resolution.

                11.4.2 If a dispute, after having first been discussed by the chief executive officers of each of the relevant Parties (provided that if the
                                                          --------
dispute is between ISC and an AUCS Entity, the matter shall be discussed between the chief executive officers of ISC and Unisource), is not resolved by the said chief executive officers within a maximum of 14 days, the dispute shall be referred to and finally resolved by arbitration under the London Court of International Arbitration ("LCIA") Arbitration Rules, which Arbitration Rules
                            ----
are deemed to be incorporated by reference to this Section 11.4.2.

                11.4.3 Any arbitration commenced pursuant to Section 11.4.2 shall be administered by the LCIA and the standard LCIA administrative procedures and schedule of costs shall apply. In any such arbitration, the appointing authority shall be the LCIA. The number of arbitrators shall be three and such arbitrators to include persons experienced in European telecommunications (the "Arbitrators"). The place of arbitration shall be London
                         ------------
and the language used in the arbitral proceedings shall be English. The governing law of the Agreement shall be the substantive law of England.

                11.4.4 The fees of the Arbitrators, the costs of the LCIA and the cost of the other parties relating to the arbitration (including, but not limited to, the reasonable costs of professional advisers) shall be borne by those Parties against whom the Arbitrators make any award in the proportion of any such award.

                11.4.5 The Arbitrators shall have authority to award interest on any amount awarded by the Arbitrators up to the date of that award at the rate equal to 1 (one) percentage point above the three month EURIBOR rate for Euros from time to time. If any amount payable as a result of a decision of the Arbitrators is not paid within 14 days of publication of that decision, interest will thereafter accrue on the amount at the rate equal to 2 (two) percentage points above the three month EURIBOR rate for Euros from time to time.

                11.4.6  The referral of a dispute to arbitration under Section
11.4.2 shall not preclude either party from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending any decision of the Arbitrators.

                11.4.7 Any decision of the Arbitrators shall be final, conclusive and binding on the parties, and the parties agree to exclude, so far as lawfully possible to exclude, any right of application or appeal to the English (or other) courts in connection with any question of law arising in the arbitration or in connection with any award or decision made by the Arbitrators, except as may be necessary to enforce such award or decision.

                11.4.8 The provisions of this Section are severable from the rest of this Agreement and shall remain in effect despite the termination of or invalidity for any reason of this Agreement.

       11.5     Notices.  The Parties choose the following addresses
                -------
as the address at which they will accept service of all documents and notices relating to this Agreement.

to ISC at:

          2100 East Grand Ave
          El Segundo CA 90245
          USA

          Fax: +1 310 322 6229
          Attention: The General Counsel

to any Unisource Entity at:

          c/o Unisource NV
          "Transpolis"
          Polarisavenue 97
          2137 JH, Hoofddorp
          The Netherlands

          Fax: +31 23 568 6200
          Attention: The General Counsel

to any AUCS Entity at:

          Spicalaan 1-59
          2132 JG Hoofddorp
          The Netherlands

          Fax: +31 23 569 7177
          Attention: The General Counsel

to Telia at:

          Marbackagatan 11
          Stockholm
          Sweden

          Fax: +46 89 46 470
          Attention: Director of Legal Affairs

To KPN at:

          Maanweg 174
          2516 AB, The Hague
          The Netherlands

          Fax: +31 70 332 3675
          Attention: The General Counsel

To Swisscom at:

          Lindenpark
          Worblaufen
          CH-3050
          Berne, Switzerland

          Fax: +41 31 342 3447
          Attention: Chief Legal Counsel

     Any notice to be given by a Party to another Party in terms of this Agreement shall be given by prepaid registered post, facsimile or shall be delivered by hand; provided that:
                   --------

                (i) any notice given by prepaid registered post for which a signed receipt is issued shall be deemed to have been received by the addressee, in the absence of proof to the contrary, ten days after the date of postage;

                (ii) any notice delivered by hand during normal business hours for which a signed receipt is issued shall be deemed to have been received by the addressee, in the absence of proof to the contrary, at the time of delivery; and

                (iii) any notice given by facsimile shall be deemed to have been received by the addressee, in the absence of proof to the contrary, immediately upon the issuance by the transmitting facsimile machine, of a report confirming correct transmission of all the pages of the document containing the notice or upon receipt by the transmitting facsimile machine, at the end of the notice being transmitted, of the automatic answer back of the receiving facsimile machine.

        11.6  Waiver.  Neither the exercise nor the failure to exercise any
              ------
right or remedy herein shall preclude the exercise of same or any other right or remedy herein in the future.

        11.7  No Third Party Beneficiaries.  This Agreement is for the sole and
              ----------------------------
exclusive benefit of the Parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the Parties hereto, any legal or equitable rights hereunder.

        11.8  Independent Contractors.  Both Infonet and AUCS shall be
              -----------------------
independent contractors, and this Agreement shall not create in any manner and for any purpose any other relationship between the Parties, whether as principal and agent, employer and employee, partners, coventurers, or otherwise. Neither Infonet nor AUCS is hereby authorized to: (i) enter into any agreements for or on behalf of the other Party; (ii) create any obligations or responsibilities, express or implied, for or on behalf of the other Party; or (iii) bind the other Party in any matter or thing whatsoever. Each Party shall indemnify and defend the other against any claims by third Parties based on alleged representations or commitments in violation of this Paragraph.

        11.9 Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

        11.10  Force Majeure. Any failure or delay in the performance by any
               -------------
Party hereto of its obligations hereunder shall not be a breach of this Agreement if such failure or delay arises out of or results from causes beyond such Party's control (for the avoidance of doubt, payment obligations will not be excused by force majeure but force majeure may permit delay in complying with payment obligations). These causes shall include but not be restricted to fire, storm, flood, earthquake, explosion, accident, acts of public enemy, war (declared or undeclared), rebellion, insurrections, sabotage, epidemic, quarantine restrictions, labor disputes, shortage of labor, materials or supplies, failures by contractors or subcontractors, transportation embargoes, or failures or delays in transportations, acts of God, acts, rules, regulations, orders or directives of any government or any state, subdivision, agency or instrumentality thereof or the order of any court of competent jurisdiction. Without prejudice to any other remedies that may then be available to any of them, in the event of failure or delay arising out of or resulting from such causes, the Parties will cooperate in an effort to agree upon the establishment of such alternative arrangements not subject to such failure or delay as will confer upon benefits comparable in character and substantially equivalent in amount to those intended to be conferred by this Agreement, on terms and conditions not materially more burdensome to any Party than those herein provided.

        11.11  Exhibits.  Should there be any conflict between the between the
               -------
terms and conditions presented in the main body of this Agreement and its Exhibits attached hereto, the terms and conditions of the main body of this Agreement shall prevail and control.

        11.12  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement and understanding between the Parties, is intended as a complete and exclusive statement of the terms of their agreement, and supersedes any prior agreements or understandings, between the Parties relating to its subject matter. This Agreement may not be amended or supplemented without further written agreement signed by authorized representatives of all Parties. Each Party acknowledges that in agreeing to enter into this Agreement it has not relied on any representations, warranties or promises (except those set out in this Agreement) made by or on behalf of the other Parties before the signature of this Agreement. Each Party waives all rights and remedies which, but for this Section, might otherwise be available to it in respect of any such representation, warranty or promise, provided that nothing in this Section shall limit or exclude any liability for fraud.

        11.13  Filing.  Each Party hereto shall use its reasonable efforts to
               ------
obtain all authorizations, consents, orders and approvals of, to give all notices to and make all filings with, all governmental authorities and other third parties that may be or become necessary (or as otherwise agreed by the Parties) for its execution and delivery of, and performance of its obligations pursuant to, this Agreement, and each Party will cooperate fully with the other Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings (including any filings to be submitted to the

European Commission as a result of this Agreement). Each Party will bear its own costs, expenses and disbursements in relation to any and all such costs, expenses and disbursements incurred by it under this Section 11.13.

                            [signature pages follow]

       IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representative as of the date first above written.

For and on behalf of ISC:

INFONET SERVICES CORPORATION

By:
       ------------------
Title:
       ------------------

For and on behalf of AUCS:

AUCS COMMUNICATIONS SERVICES v.o.f., represented by AUCS N.V.


By:    ------------------

Title: ------------------


For and on behalf of AUCS N.V.:

AUCS COMMUNICATIONS SERVICES N.V.


By:
       ------------------
Title:
       ------------------

For and on behalf of Unisource:

UNISOURCE N.V.


By:
       ------------------
Title:
       ------------------

For and on behalf of Unisource Sub.:

UNISOURCE PAN-EUROPEAN SERVICES B.V.


By:
       ------------------
Title:
       ------------------

For and on behalf of Unisource Nominee.:

BRIAP B.V.

By:
       ------------------
Title:
       ------------------

For and on behalf of Telia:

TELIA AB


By:
       ------------------
Title:
       ------------------


For and on behalf of KPN:

KPN TELECOM B.V.


By:
       ------------------

Title:
       __________________

For and on behalf of Swisscom:

SWISSCOM AG


By:
       ------------------

Title:
       ------------------

                                   Exhibit A
                                   ----------

                        Services and Pricing of Services

"Services" means the services formerly provided by AUCS to its customers under
 --------
its various agreements, including the following:

1. Distributor Agreement entered into between Telia AB and AT&T-Unisource Communications Services v.o.f., dated 1 July 1996, for Sweden.

2. Distributor Agreement entered into between Telia Norge AS and AT&T-Unisource Communications Services v.o.f., dated 1 July 1996, for Norway.

3. Distributor Agreement entered into between Telia A/S and AT&T-Unisource Communications Services v.o.f., dated 1 July 1996, for Denmark.

4. Distributor Agreement entered into between Telia AB and AT&T-Unisource Communications Services v.o.f., dated 12 August 1997, for Finland.

5. Distributor Agreement entered into between KPN Telecom B.V. and AT&T-Unisource Communications Services v.o.f., dated 1 July 1996, for The Netherlands.

6. Distributor Agreement entered into between Swisscom AG and AT&T-Unisource Communications Services v.o.f., dated 1 July 1996, for Switzerland and Liechtenstein.

7. Distributor Agreement entered into between Bord Telecom Eireann Plc and AT&T-Unisource Communications Services v.o.f., dated 6 February 1997, for the Republic of Ireland.

8. Distributor Agreement entered into between Unisource Belgium N.V. and AT&T-Unisource Communications Services v.o.f., dated 6 February 1997, for Belgium.

9. Distributor Agreement entered into between Unisource Business Networks Luxembourg S.a.r.l. and AT&T-Unisource Communications Services v.o.f., dated 30 May 1997, for Luxembourg.

10. Distributor Agreement entered into between SIRIS S.A.S. and AT&T-Unisource Communications Services v.o.f., dated 30 May 1997, for France.

11. Distributor Agreement entered into between Unisource Iberia S.A. and AT&T-Unisource Communications Services v.o.f., dated 17 March 1998, for Spain.

12. Distributor Agreement entered into between Unisource Italia S.p.A. and AT&T-Unisource Communications Services v.o.f., dated 16 March 1998, for Italy.

13.  Distributor Agreement entered into between. Unisource Hellas
     Telecommunications Services S.A. and AT&T-Unisource Communications Services v.o.f., dated 18 September 1996, for Greece.

14. WorldSource Channel Agreements entered into between AUCS and, respectively, any of the distributors referred to above.

15. Contracts with end customers held directly by AUCS (with or without a distributor as a party):-

 .    contracts for WorldSource Services where AUCS is the Support Member for WorldSource services;

 .    various contracts for AUCS Internet Transit Services;

 .    other customers (such as the contract between Whirlpool and AUCS and
     Unisource Italia).

                               Rates for Services

The rates for Services shall be at prices determined by Infonet and AUCS distributors within 30 days of the date of this Agreement. Infonet and each of the Indirect AUCS Stockholders will meet to establish such prices on an arms-length basis immediately after the date of this Agreement. The Parties acknowledge that such prices shall afford Infonet a gross margin of no less than 20% of the prices charged by Infonet to the AUCS distributors.

                                   Exhibit B
                                   ---------

                                   Affiliates

SEDCO

Infonet Australia

Datakom Austria GmbH

Infonet Belgium S.A

Datacom, S.A.

Interpac Telematica Ltda

Infonet Canada

Infonet Software Solutions

Infonet Chile S.A.

Infonet Services Corporation

Infonet/China Ltd

Enterprise Ltda

Tecapro

Aliatel a.s.

Telecom Denmark Erhverv A/S

Codetel

DATCOM LTD.

InTouch Communications Services

Oy Infonet Finland

Infonet France S.A.

France Telecom Interpac S.A.

Infonet Network Services Deutschland GmbH.

OTE SA

Infonet - Hong Kong

BankNet Ltd.

PT Telekominukasi Indonesia

Infonet Ireland Ltd

Infonet Israel, Ltd

Infonet Italia S.p.A

KDD Communications, Inc. (KCOM)

Korea Telecom, Data Division

InfoGlobe Corporation

Infonet Luxembourg SA

Telecom Malaysia Berhard

Infonet/ACASIA program office

Infonet Mexico

Infonet Nederland BV

Infonet TELECOM AS

CCNet S.A.

Philippines Long Distance Telephone

PLDT Marketing Center

Infonet Portugal

Telefonica Large Distancla

INFOCOM

Singapore Telecom Int'l PTE, Ltd

EDS South Africa (Pty) Limited

Telefonica Servicios SA (TSA1)

Lanka Communication Services Pte. Ltd.

Infonet Svenska AB

Infonet (Switzerland) Ltd.

Hong Kong Telecom Ltd

SIAM Infor Tel Co., Ltd

ACCESS A.S

Infonet UK, Ltd

Infonet Software Solutions, Ltd

Infocom GmbH

Setradat C.A.